Exhibit 10.1

SERVICING AGREEMENT

by and between

KENTUCKY POWER COST RECOVERY LLC,

as Issuer

and

KENTUCKY POWER COMPANY,

as Servicer

Dated as of June 12, 2025

TABLE OF CONTENTS

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SERVICING AGREEMENT

This SERVICING AGREEMENT (this “Agreement”), dated as of June 12, 2025, is between KENTUCKY POWER COST RECOVERY LLC, a Delaware limited liability company, as issuer (the “Issuer”), and KENTUCKY POWER COMPANY (“Kentucky Power”), a Kentucky corporation, as servicer (the “Servicer”).

RECITALS

WHEREAS, pursuant to the Act and the Financing Order, Kentucky Power, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain Cost Recovery Property created pursuant to the Act and the Financing Order described therein;

WHEREAS, in connection with its ownership of the Cost Recovery Property and in order to collect the associated Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the Commission and the Servicer desires to be so engaged;

WHEREAS, the Charges initially will be commingled with other funds collected by the Servicer;

WHEREAS, certain parties may have an interest in such commingled collections, and such parties have entered into an Intercreditor Agreement that allows Kentucky Power to allocate the collected, commingled funds according to each party’s interest;

WHEREAS, as contemplated by the Financing Order, the Commission, or its attorney, will enforce this Agreement for the benefit of the Customers to the extent permitted by law; and

WHEREAS, the Financing Order calls for the Servicer to execute a servicing agreement with the Issuer pursuant to which the Servicer will be required, among other things, to impose and collect the Charges for the benefit and account of the Issuer, to obtain True-Up Adjustments from the Commission, and to account for and remit the Charges to the Indenture Trustee on behalf and for the account of the Issuer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto), dated as of the date hereof between the Issuer, U.S. Bank Trust Company, National Association, a national banking association, in its capacity as the indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, a national banking association, in its capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e) Non-capitalized terms used herein which are defined in the Act shall, as the context requires, have the meanings assigned to such terms in the Act, but without giving effect to amendments to the Act after the date hereof which have a material adverse effect on the Issuer or the Holders.

ARTICLE II

APPOINTMENT AND AUTHORIZATION

SECTION 2.01. Appointment of Servicer; Acceptance of Appointment. The Issuer hereby appoints the Servicer, as an independent contractor, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02. Authorization. With respect to all or any portion of the Cost Recovery Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the Commission. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and other duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03. Dominion and Control Over the Cost Recovery Property. Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Cost Recovery Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Cost Recovery Property and the Cost Recovery Property Records (as defined herein). The Servicer shall not take any action that is not authorized by this Agreement, that would contravene the Act, the Commission Regulations or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer in the Cost Recovery Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III

ROLE OF SERVICER

SECTION 3.01. Duties of Servicer. The Servicer, as agent for the Issuer, shall have the following duties:

(a) Duties of Servicer Generally. The Servicer’s duties in general shall include: management, servicing and administration of the Cost Recovery Property; obtaining meter reads, calculating revenue, billing, collections and posting of all payments in respect of Cost Recovery Property; responding to inquiries by Customers, the Commission, or any other Governmental Authority with respect to the Cost Recovery Property; delivering Bills to Customers; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies; making all filings with the Commission and taking such other action as may be necessary to perfect the Issuer’s ownership interests, and the Indenture Trustee’s first priority Lien on and security interest, in the Cost Recovery Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s Lien on and security interest in all Collateral; selling, as the agent for the Issuer, as its interests may appear, defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with the True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Financing Order to be performed by it. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any Commission Regulations, the Financing Order, and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including without limitation, Regulation AB and Rule 17g-5, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, revenue, and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term “revenue” when used herein refers to revenues generated from Customers and may, among things, be based on kilowatt hour consumption and kilowatt demand.

(b) Reporting Functions.

(i) Monthly Servicer’s Certificate. On or before the twenty-fifth calendar day of each month (or if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day), beginning with July, 2025, the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a “Monthly Servicer’s Certificate”) setting forth certain information relating to Charge Payments received by the Servicer during the Collection Period immediately preceding such date; provided, however, that for any month in which the Servicer is required to deliver a Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Servicer’s Certificate.

(ii) Notification of Laws and Regulations. The Servicer shall promptly notify the Issuer, the Indenture Trustee and the Rating Agencies in writing of any Requirement of Law or Commission Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii) Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee, any Rating Agency, or the Commission, the Servicer shall provide to the Issuer, the Indenture Trustee, such Rating Agency, or the Commission, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Cost Recovery Property to the extent it is reasonably available to the Servicer without undue cost or burden, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee, the Rating Agencies, or the Commission to monitor the performance by the Servicer hereunder; provided, however, that any such request by the Indenture Trustee shall not create any obligation for the Indenture Trustee to monitor the performance of the Servicer. In addition, so long as any of the Bonds are outstanding, the Servicer shall provide the Issuer, the Indenture Trustee, and the Commission, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it without undue cost or burden that is necessary to calculate the Charges applicable to each Revenue Class.

(iv) Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Servicer’s Certificate described in Section 4.01(c)(ii), the Annual Compliance Certificate described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the U.S. federal securities laws or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (B) the Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c) Opinions of Counsel. The Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Commission:

(i) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Secretary of State of the Commonwealth of Kentucky, the Secretary of State of the State of Delaware and all filings pursuant to the UCC, that are necessary under the UCC and the Act to perfect or maintain, as applicable, the Liens of the Indenture Trustee in the Cost Recovery Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens; and

(ii) within ninety (90) days after the beginning of each calendar year beginning with the first calendar year beginning more than three (3) months after the date hereof, an Opinion of Counsel from external counsel of the Issuer, dated as of a date during such ninety (90)-day period, either: (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Secretary of State of the Commonwealth of Kentucky, the Secretary of State of the State of Delaware and all filings pursuant to the UCC, have been executed (if applicable) and filed that are necessary under the UCC and the Act to maintain the Liens of the Indenture Trustee in the Cost Recovery Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect or maintain, as applicable, such interest or Lien.

SECTION 3.02. Servicing and Maintenance Standards. On behalf of the Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the Cost Recovery Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable Commission Regulations, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures in performing its duties as Servicer that are customary in the electric transmission and distribution industry in the Commonwealth of Kentucky; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Cost Recovery Property and to impose, bill, charge, collect, receive, and adjust the Charges; (d) comply with all Requirements of Law, including all applicable Commission Regulations and guidelines, applicable to and binding on it relating to the Cost Recovery Property; (e) file and maintain the effectiveness of UCC financing statements with respect to the Cost Recovery Property; (f) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Collateral remains perfected and of first priority (including, if necessary, making any filings that are required by the UCC if the Servicer or the Issuer changes its name or its jurisdiction of organization); and (g) within thirty (30) days after each five-year anniversary of the Closing Date, provide the Indenture Trustee with confirmation that all filings required under the UCC and the Act to maintain the Liens of the Indenture Trustee in the Cost Recovery Property remain in effect. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Cost Recovery Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

SECTION 3.03. Annual Reports on Compliance with Regulation AB.

(a) The Servicer shall deliver to the Issuer, the Indenture Trustee, the Rating Agencies, and the Commission, on or before the earlier of (x) March 31 of each year, beginning March 31, 2026, or (y) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Annual Compliance Certificate”), which may be in the form attached hereto as Exhibit C-1, and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Certificate of Compliance”), which may be in the form attached hereto as Exhibit C-2, in each case, with such changes as may be required to conform to the applicable U.S. federal securities law.

(b) The Servicer shall use commercially reasonable efforts to obtain, from each other party participating in the servicing function, any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 (or any successor or similar items or rules) of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c) The initial Servicer, in its capacity as Sponsor, shall post on its website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Depositor. Except to the extent permitted by applicable law, the initial Servicer, in its capacity as Sponsor, shall not voluntarily suspend or terminate its filing obligations as Depositor with the SEC as described in this Section 3.03(c). The covenants of the initial Servicer, in its capacity as Sponsor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.

SECTION 3.04. Annual Report by Independent Registered Public Accountants.

(a) The Servicer shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee the Rating Agencies, and the Commission, on or before the earlier of (a) March 31 of each year, beginning March 31, 2026, or (b) with respect to each calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report (the “Annual Accountant’s Report”) regarding the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding twelve (12) months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2026, the period of time from the date of this Agreement until December 31, 2025), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Servicer and shall at a minimum address each of the servicing criteria specified in Exhibit C-1. In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the written direction of the Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

(b) The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the rules of the Public Company Accounting Oversight Board, and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect. The costs of the Annual Accountant’s Report shall be reimbursable as an Operating Expense under the Indenture.

ARTICLE IV

SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01. True-Up Adjustments. From time to time, until the Retirement of the Bonds, the Servicer shall identify the need for Mandatory True-Up Adjustments and Interim True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a) Expected Amortization Schedule. The Expected Amortization Schedule for the Bonds is attached hereto as Schedule 4.01(a). If the Expected Amortization Schedule is revised, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Issuer, the Indenture Trustee, the Rating Agencies, and the Commission promptly thereafter.

(b) True-Up Adjustments.

(i) Mandatory True-Up Adjustments and Filings. No later than ten (10) days prior to each Mandatory True-Up Adjustment Date, the Servicer shall:

(A) update the data and assumptions underlying the calculation of the Charges, including projected Revenue for each Revenue Class during each of Calculation Period A and Calculation Period B used for the True-Up Adjustment (the “Revenue Forecast”); the historical Revenue for each Revenue Class, along with historical fuel cost revenue for the “Non-Residential” Revenue Class, to be used for allocation between Revenue Classes; interest and estimated expenses and fees of the Issuer to be paid during such Calculation Period, the Weighted Average Days Outstanding for each Revenue Class, projected lags between billing and collections during such Calculation Period based on the Weighted Average Days Outstanding, unless changes in circumstances support use of different lags for projected period, projected write-offs during such Calculation Period, and outstanding receivables during such Calculation Period;

(B) based on such updated data and assumptions, determine the Periodic Payment Requirements for each of Calculation Period A and Calculation Period B, and for each such Calculation Period, determine the allocation of the Periodic Payment Requirements across the Revenue Classes, giving effect the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and which are projected to be available for payments on the Bonds at the end of such Calculation Period and any over or under recoveries in Periodic Payment Requirements for any prior Calculation Period, all in accordance with the terms of the Financing Order, the Charge Rider and any other tariffs filed pursuant thereto;

(C) for each of Calculation Period A and Calculation Period B, determine the Periodic Billing Requirements for each Revenue Class based on such updated data and assumptions;

(D) for each of Calculation Period A and Calculation Period B, calculate the rate (expressed as a percent) for each Revenue Class (the “Adjustment Factor”) determined by dividing the Periodic Billing Requirement for such Revenue Class by the projected Revenue for such Revenue Class, all in accordance with the terms of the Financing Order, the Charge Rider and any other tariffs filed pursuant thereto;

(E) determine the higher of the two Adjustment Factors calculated pursuant to clause (D) for such Revenue Class (each such higher Adjustment Factor, a “Modified Adjustment Factor”), in order to ensure enough Charges collections to satisfy the Periodic Billing Requirement for each of the two Calculation Periods for each Revenue Class;

(F) make all required notice and other filings with the Commission to reflect the revised Charges and the Modified Adjustment Factor for each Revenue Class, including any Charge Rider Adjustment and the applicable Revenue Forecast; and

(G) take all reasonable actions and make all reasonable efforts to effect such Mandatory True-Up Adjustment and to enforce the provisions of the Act and the Financing Order.

Subject to any mathematical correction as permitted by the Financing Order, the revised Charges resulting from such Mandatory True-Up Adjustment shall be effective as of the Mandatory True-Up Adjustment Date, and the Servicer shall begin to bill the Charges to Customers commencing in the first billing cycle following the Mandatory True-Up Adjustment Date in accordance with the Financing Order.

(ii) Interim True-Up Adjustments and Filings. In addition to the True-Up Adjustments described above in Section 4.01(b)(i), the Servicer may implement an Interim True-Up Adjustment (in the same manner as provided for in Section 4.01(b)(i), except with the term Mandatory True-Up Adjustment and Mandatory True-Up Adjustment Date being read as referring to the terms Interim True-Up Adjustment and Interim True-Up Adjustment Date, respectively) at any time (A) if the Servicer forecasts that Charge Collections during the current Calculation Periods will be insufficient to make all scheduled payments of principal, interest, and other amounts in respect of the Bonds on a timely basis during such Calculation Periods; (B) to replenish any draws upon the Capital Subaccount; and/or (C) generally to correct any under-collection or over-collection in order to assure timely payment of Bonds.

(c) Reports.

(i) Notification of Charge Rider Adjustment Filings and True-Up Adjustments. Whenever the Servicer files a Charge Rider Adjustment with the Commission, the Servicer shall send a copy of such filing (together with a copy of all notices and documents which, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Charge Rider Adjustment) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Charges are not implemented and effective on the applicable date set forth in the Charge Rider Adjustment, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii) Servicer’s Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a draft of a written report substantially in the form of Exhibit B hereto (the “Servicer’s Certificate”) to the Indenture Trustee which shall include all of the following information (to the extent applicable) with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(A) the amount of the payment to Holders allocable to principal, if any;

(B) the amount of the payment to Holders allocable to interest;

(C) the aggregate Outstanding Amount of the Bonds, before and after giving effect to any payments allocated to principal reported under clause (A) above;

(D) the difference, if any, between the amount specified in clause C above and the Outstanding Amount specified in the Expected Amortization Schedule;

(E) any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(F) the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

On or prior to each Payment Date or Special Payment Date, the Servicer shall deliver the final Servicer’s Certificate to the Issuer, the Indenture Trustee, the Rating Agencies, and the Commission.

(iii) Reports to Customers.

(A) After each revised Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable Commission Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Charge.

(B) The Servicer shall comply with the requirements of the Financing Order and Charge Rider with respect to the identification of Charges on Bills to ensure that each Customer’s Bill contains: (a) the portion of Charges applicable to the applicable Revenue Class and, (b) a separate line item including both the base rate of the Customer’s electricity and the amount of the Charge, and that both (a) and (b) are present and identifiable on each Customer’s Bill.

(C) The Servicer shall pay all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs as the same may increase or decrease from time to time.

SECTION 4.02. Limitation of Liability. (a) The Issuer and the Servicer expressly agree and acknowledge that:

(i) In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii) None of the Servicer, the Issuer or the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the Cost Recovery Property or the True-Up Adjustments), by the Commission in any way related to the Cost Recovery Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised Charges and the scheduled adjustments thereto.

(iii) Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected revenue and the Weighted Average Days Outstanding, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Bonds generally.

(b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

ARTICLE V

THE COST RECOVERY PROPERTY

SECTION 5.01. Custody of Cost Recovery Property Records. To assure uniform quality in servicing the Cost Recovery Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the Cost Recovery Property, including copies of the Financing Order, Issuance Advice Letter, Charge Rider and Charge Rider Adjustments relating thereto and all documents filed with the Commission in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Cost Recovery Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Cost Recovery Property.

SECTION 5.02. Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer shall hold the Cost Recovery Property Records on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Cost Recovery Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee, the Rating Agencies and the Commission any failure on its part to hold the Cost Recovery Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Cost Recovery Property Records. The Servicer’s duties to hold the Cost Recovery Property Records set forth in this Section 5.02, to the extent the Cost Recovery Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) no Bonds are Outstanding.

(b) Maintenance of and Access to Records. The Servicer shall maintain the Cost Recovery Property Records at the office of Servicer identified in Section 8.03(a), the office of the Issuer identified in Section 8.03(b) or at such other office as shall be specified to the Issuer, the Indenture Trustee and the Commission by written notice at least thirty (30) days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer, the Indenture Trustee and the Commission or their respective duly authorized representatives, attorneys or auditors the Cost Recovery Property Records at such times during normal business hours as the Issuer, the Indenture Trustee or the Commission shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c) Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Cost Recovery Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d) Defending Cost Recovery Property Against Claims. The Servicer shall institute any action or proceeding necessary to compel performance by each party to the Intercreditor Agreement of any of their respective obligations or duties under the Act, the Financing Order or the Intercreditor Agreement with respect to the Cost Recovery Property, and the Servicer agrees to take such legal or administrative actions, including without limitation defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Act or the Financing Order. The costs of any action described in this Section 5.02(d) shall be payable from Charge Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer’s obligations pursuant to this Section 5.02(d) shall survive and continue notwithstanding that payment of such Operating Expense pursuant to the terms of the Indenture may be delayed (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

(e) Additional Litigation to Defend Cost Recovery Property. In addition to the above, the Servicer shall, at its own expense, institute any action or proceeding necessary to compel performance by the Commission or the Commonwealth of Kentucky of any of their respective obligations or duties under the Act or the Financing Order with respect to the Cost Recovery Property and Charges. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Kentucky Power’s electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such municipality as a successor to Kentucky Power under the Act and Financing Order and that Customers in such municipalities remain responsible for payment of Charges.

SECTION 5.03. Custodian’s Indemnification. The Servicer as custodian shall indemnify the Issuer, any Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Cost Recovery Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses and reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

SECTION 5.04. Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one year and one day after the date on which no Bonds are Outstanding.

ARTICLE VI

THE SERVICER

SECTION 6.01. Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the Cost Recovery Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any Cost Recovery Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer is duly organized and validly existing and is in good standing under the laws of the Commonwealth of Kentucky, with the requisite corporate or other power and authority to own its properties as such properties are owned on the Closing Date and to conduct its business as such business is conducted by it on the Closing Date, and to execute, deliver and carry out the terms of this Agreement and the Intercreditor Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Cost Recovery Property and to hold the Cost Recovery Property Records as custodian.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Cost Recovery Property as required by this Agreement and the Intercreditor Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Cost Recovery Property).

(c) Power and Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d) Binding Obligation. Each of this Agreement and the Intercreditor Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the Intercreditor Agreement (to the extent applicable to the Servicer’s responsibilities thereunder) and the fulfillment of the terms of each will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Servicer, or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to Section 278.686 of the Act); nor violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f) No Proceedings. There are no proceedings pending and, to the Servicer’s knowledge, there are no proceedings threatened, and no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Bonds or (iv) seeking to adversely affect the treatment of the Bonds for U.S. federal income tax or state income or franchise tax purposes.

(g) Approvals. Except for the filings to be made under the Act, no governmental approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Agreement or the Intercreditor Agreement, the performance by the Servicer of the transactions contemplated hereby or thereby or the fulfillment by the Servicer of the terms of each, except those that have been obtained or made, those that the Servicer is required to make in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any financing statement filed under the Act and the UCC.

(h) Reports and Certificates. Each report and certificate delivered in connection with any filing made to the Commission by the Servicer on behalf of the Issuer with respect to the Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects as of its delivery date; provided, however, that, to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

SECTION 6.02. Indemnities of Servicer; Release of Claims.

(a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b) The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and any Independent Manager, and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under this Agreement or its reckless disregard of its obligations and duties under this Agreement or the Intercreditor Agreement, (ii) the Servicer’s breach in any material respects of any of its representations and warranties contained in this Agreement or the Intercreditor Agreement that results in a Servicer Default, or (iii) any litigation or related expenses relating to the Servicer’s status or obligations as Servicer (other than any proceeding the Servicer is required to institute under this Agreement), in each case, except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith or negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(c) For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of Kentucky Power (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(d) Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Act or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses and the reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

(e) Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee, reimbursement for any Excess Remittance, reimbursement for costs incurred pursuant to Section 5.02(d) and the payment of the purchase price of Cost Recovery Property), the Servicer hereby releases and discharges the Issuer, any Independent Manager and the Indenture Trustee, and each of their respective officers, directors and agents (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Cost Recovery Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(f) Promptly after receipt by an Indemnified Person of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, for which indemnification by the Servicer under this Agreement shall apply, such Indemnified Person shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iii) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

(g) Without duplication of amounts indemnified pursuant to Section 6.02(h), the Servicer will credit Customers to the extent there are higher Charges, including any increase in the Servicing Fee that becomes payable to a successor Servicer pursuant to Section 6.06, as a result of a Servicer Default resulting from the Servicer’s willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under this Agreement, provided, however, that any credit to Customers shall not impact the Charges or the Cost Recovery Property. The Servicer’s obligation to credit Customers under this Section 6.02(g) will survive the termination of this Agreement.

(h) The Servicer shall indemnify the Commission (for the benefit of Customers) for, and defend and hold harmless against, any and all Indemnified Losses that may be imposed upon, incurred by or asserted against the Customers or the Commission as a result of a Servicer Default resulting from the Servicer’s willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under this Agreement. The indemnification obligation set forth in this paragraph may be enforced by the Commission but is not enforceable by any Customer. Any indemnity payments required to made to the Commission under this paragraph for the benefit of Customers shall be satisfied by Servicer via a credit to Customers on their Bills; provided, however, that any credit to Customers shall not impact the Charges or the Cost Recovery Property. The Servicer’s obligation to credit Customers under this Section 6.02(h) will survive the termination of this Agreement.

SECTION 6.03. Binding Effect of Servicing Obligations. The obligations to continue to provide service and to collect and account for Charges will be binding upon the Servicer and any other entity that provides transmission and distribution services or direct wire services to a Person that is a Customer of Kentucky Power or any successor Servicer so long as the Charges have not been fully collected and remitted. Any Person (a) into which the Servicer may be merged, converted or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party, (c) that may succeed to the properties and assets of the Servicer substantially as a whole, or (d) which results from the division of the Servicer into two or more Persons, which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement,; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer and the Indenture Trustee (with a copy to the Commission) an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger, division or succession and such agreement of assumption complies with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies (with a copy to the Commission) an Opinion of Counsel from external counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Commission pursuant to the Act and the UCC, have been executed (if applicable) and filed and are in full force and effect that are necessary to fully preserve, perfect and maintain the priority of the interests of the Issuer and the Liens of the Indenture Trustee in the Cost Recovery Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to maintain such interests, (iv) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies (with a copy to the Commission) an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material U.S. federal income tax consequence to the Issuer or the Holders of Bonds and (v) the Servicer shall have given the Rating Agencies prior written notice of such transaction. When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor, by merger, conversion, consolidation, sale, transfer, lease or otherwise, to all or substantially all of the electric transmission and distribution business of the Servicer (or, if transmission and distribution are not provided by a single entity, provides wire service directly to Customers) in accordance with the terms of this Section 6.03, then upon satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all its obligations hereunder.

SECTION 6.04. Limitation on Liability of Servicer and Others.

(a) Except as otherwise provided under this Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or the Intercreditor Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

(b) Except as provided in this Agreement, including but not limited to Sections 5.02(d) and (e), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Cost Recovery Property that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Agreement and the interests of the Holders and Customers under this Agreement. The Servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from Charge Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer’s obligations pursuant to this Section 6.04 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

SECTION 6.05. Servicer Resignations. Subject to the provisions of Section 6.03, neither Kentucky Power nor any successor servicer shall resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless Kentucky Power or such successor servicer, as applicable, delivers to the Indenture Trustee an external Opinion of Counsel to the effect that Kentucky Power’s or such successor servicer’s performance of its duties under this Agreement shall no longer be permissible under applicable law. Further, in no event shall the Servicer, whether Kentucky Power or a successor Servicer, resign from the obligations and duties hereby imposed on it as Servicer under this Agreement without the prior written consent of the Commission (such consent not to be unreasonably withheld). No resignation of a Servicer shall become effective until a successor Servicer has been appointed in accordance with Section 7.02 and has assumed the responsibilities and obligations of the resigning Servicer in accordance with Section 7.02.

SECTION 6.06. Servicing Compensation.

(a) In consideration for its services hereunder, until the Retirement of the Bonds, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) for so long as Kentucky Power or an Affiliate of Kentucky Power is the Servicer, 0.05% of the aggregate initial principal amount of all Outstanding Bonds or (ii) if neither Kentucky Power nor any of its Affiliates is the Servicer, an amount agreed upon by the successor Servicer and the Indenture Trustee not to exceed 0.60% of the aggregate initial principal amount of all Outstanding Bonds. The Servicing Fee owing shall be calculated based on the initial principal amount of the Bonds. In addition, the Servicer shall be entitled to be reimbursed by the Issuer for filing fees and fees and expenses for printing, attorneys, accountants or other professional services retained by, and other incremental out-of-pocket third-party costs of, the Issuer and paid for by the Servicer (or procured by the Servicer on behalf of the Issuer and paid for by the Servicer) to meet the Issuer’s obligations under the Basic Documents (“Reimbursable Servicing Expenses”). It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer and that, if the Servicer advances such payments to the Rating Agencies, such advancements shall constitute Reimbursable Servicing Expenses and the Issuer shall reimburse the Servicer for any such advances.

(b) The Servicing Fee set forth in Section 6.06(a) and any Reimbursable Servicing Expenses shall be paid to the Servicer by the Indenture Trustee, semi-annually with half of the Servicing Fee being paid on each Payment Date (which amount will be pro-rated for the first and final Payment Dates) in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee or Reimbursable Servicing Expenses not paid on any such date shall be added to the Servicing Fee or Reimbursable Servicing Expenses, as applicable, payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee, Reimbursable Servicing Expenses or other amounts specified in this Section 6.06; provided that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c) Other than Reimbursable Servicing Expenses and except as otherwise expressly provided elsewhere in this Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders, but excluding any costs and expenses incurred by Kentucky Power in its capacity as Administrator) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

(d) The foregoing Servicing Fee constitutes a fair and reasonable compensation for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

SECTION 6.07. Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Cost Recovery Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Cost Recovery Property the noncompliance with which would have a material adverse effect on the value of the Cost Recovery Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

SECTION 6.08. Access to Certain Records and Information Regarding Cost Recovery Property. The Servicer shall provide to the Indenture Trustee access to the Cost Recovery Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

SECTION 6.09. Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that, unless such Person is an Affiliate of Kentucky Power, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Cost Recovery Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Cost Recovery Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10. No Servicer Advances of Interest or Principal. The Servicer shall not make any advances of interest on or principal of the Bonds.

SECTION 6.11. Remittances.

(a) On each Servicer Business Day, commencing 20.3 days after the Closing Date, the Servicer shall remit to the General Subaccount of the Collection Account the total Charge Payments estimated to have been received by the Servicer from or on behalf of Customers on such Servicer Business Day in respect of all previously billed Charges (the “Daily Remittance”), which Daily Remittance shall be calculated according to the procedures set forth in Annex I and shall be remitted as soon as reasonably practicable but in no event later than the second Servicer Business Day after such payments are estimated to have been received. Prior to each remittance to the

General Subaccount of the Collection Account pursuant to this Section 6.11, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Collateral which it may receive from time to time.

(b) The Servicer agrees and acknowledges that it holds all Charge Payments collected by it and any other proceeds for the Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge, withholding or other deduction except (i) as set forth in clause (c) below and (ii) as permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all Charge Payments collected by it in accordance with this Agreement except as set forth in clause (c) below.

(c) On or before the twenty-fifth (25th) calendar day of each calendar month (or, if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day) commencing with July, 2025, the Servicer shall, in the Monthly Servicer’s Certificate, calculate the amount of any Remittance Shortfall or Excess Remittance, as well as any Material Remittance Investment Earnings, for the Collection Period corresponding to the immediately preceding calendar month, and (A) if a Remittance Shortfall exists or if there are any Material Remittance Investment Earnings, the Servicer shall make a supplemental remittance, in the amount of the Remittance Shortfall plus the Material Remittance Investment Earnings, to the General Subaccount of the Collection Account within five (5) Servicer Business Days after the delivery of the applicable Monthly Servicer’s Certificate, or (B) if an Excess Remittance exists, the Servicer shall be entitled either (i) to reduce the amount of each Daily Remittance which the Servicer subsequently remits to the General Subaccount of the Collection Account for application to the amount of such Excess Remittance until the balance of such Excess Remittance has been reduced to zero, with the amount of such reduction becoming the property of the Servicer or (ii) so long as such withdrawal would not cause the amounts on deposit in the General Subaccount or the Excess Funds Subaccount to be insufficient for the payment of the next installment of interest on the Bonds or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date, to be withdrawn immediately from the General Subaccount or Excess Funds Subaccount the amount of such Excess Remittance, with such payment becoming the property of the Servicer. If there is a Remittance Shortfall, the amount which the Servicer remits to the General Subaccount of the Collection Account on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer’s own funds.

(d) Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in each Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

SECTION 6.12. Maintenance of Operations. Subject to Section 6.03, Servicer agrees to use commercially reasonable efforts to continue, unless prevented by circumstances beyond its control, to operate its electric transmission and distribution system to provide service (or, if transmission and distribution are split, to provide wire service directly to Customers) so long as it is acting as the Servicer under this Agreement.

ARTICLE VII

DEFAULT

SECTION 7.01. Servicer Default. If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five (5) Business Days after the earlier of the date on which (i) written notice of such failure from the Issuer or the Indenture Trustee is received by the Servicer and (ii) such failure is actually known by a Responsible Officer of the Servicer; or

(b) any failure on the part of the Servicer duly to observe or to perform in any material respect any covenants or agreements of the Servicer as set forth in this Agreement (other than as provided in clause (a) of this Section 7.01) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of sixty (60) days after the earlier of the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer or the Commission (in each case, with a copy to the Indenture Trustee) or to the Servicer by the Indenture Trustee and (B) such failure is actually known by a Responsible Officer of the Servicer; or

(c) any failure in any material respect by the Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) Business Days; or

(d) any representation or warranty made by the Servicer in this Agreement or any other Basic Document shall prove to have been incorrect in any material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of sixty (60) days after the earlier of the date on which (A) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer, the Indenture Trustee, or the Commission (with a copy to the Indenture Trustee), or (B) such failure is actually known by a Responsible Officer of the Servicer; or

(e) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Indenture Trustee, acting under the Indenture may, or, upon the written instruction of the Holders evidencing not less than a majority of the Outstanding Amount of the Bonds and the written instruction of the Commission (acting on behalf of Customers), shall, in each case by notice then given in writing to the Servicer (a “Termination Notice”), terminate all the rights and obligations of the Servicer under this Agreement (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed). The appointment of any successor Servicer shall be subject to the terms and provisions of the Intercreditor Agreement. In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Act (or any of their representatives) shall be entitled to (i) apply to the Commission or the court of Franklin County, Kentucky, for sequestration and payment of revenues arising with respect to the Cost Recovery Property, (ii) foreclose on or otherwise enforce the lien and security interests in any Cost Recovery Property and (iii) exercise any other rights and remedies available to the Holders and the Indenture Trustee under the Act or under any other applicable law. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Bonds, the Cost Recovery Property, the Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Cost Recovery Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all Cost Recovery Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Cost Recovery Property or the Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Cost Recovery Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with transferring the Cost Recovery Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Kentucky Power as Servicer shall not terminate Kentucky Power’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02. Appointment of Successor.

(a) Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee may, or, at the written direction and with the consent of the Holders of at least a majority of the Outstanding Amount of the Bonds or at the written direction of the Commission, shall, subject to the terms of the Intercreditor Agreement, appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. If within thirty (30) days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may, or, upon the written direction of the Holders of not less than a majority of Bonds, shall, in each case petition the Commission or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. Except as permitted by Section 6.03, a Person shall qualify as a successor Servicer only if (i) such Person is permitted under Commission Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied, (iii) the KPSC Condition described in Section 8.01(g) shall have been satisfied, (iv) such Person is approved as a successor Servicer under the Intercreditor Agreement and (v) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement (as the Servicer). In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be (x) at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture or, (y) if the removal and appointment of a successor occurred due to a Servicer Default, at the sole expense of the Servicer.

(b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

SECTION 7.03. Waiver of Past Defaults. The Indenture Trustee, with both the written consent of the Holders evidencing not less than a majority of the Outstanding Amount of the Bonds and the written consent of the Commission, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. Promptly after the execution of any such waiver, the Servicer shall furnish copies of such waiver to each of the Rating Agencies.

SECTION 7.04. Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice of any event which, with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

SECTION 7.05. Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder. All reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred by the Servicer in connection with this Section 7.05 shall be paid by the Issuer or the successor Servicer from Charge Collections available under the Indenture, following presentation of reasonable documentation of such costs and expenses.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01. Amendment.

(a) This Agreement may be amended in writing by the Servicer and the Issuer with (i) the prior written consent of the Indenture Trustee, (ii) the satisfaction of the Rating Agency Condition and (iii) after the issuance of the Bonds, the satisfaction of the KPSC Condition described in Section 8.01(g); provided that any such amendment may not, as evidenced by an Officer’s Certificate of the Servicer delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interest of any Holder in any material respect without the consent of the Holders of not less than a majority of the outstanding principal amount of the Bonds; provided further that any amendment affecting the rights, protections, privileges or indemnities of the Indenture Trustee shall require the prior written consent of the Indenture Trustee. Promptly after obtaining such consents and executing any such amendment, the Issuer shall furnish copies of such amendment to each of the Rating Agencies.

(b) In addition, this Agreement may be amended in writing by the Servicer and the Issuer with ten Business Days’ prior written notice given to the Rating Agencies and the Indenture Trustee, without the consent of any of the Holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate of the Servicer delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder; or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus. Promptly after executing any such amendment, the Issuer shall furnish copies of such amendment to each of the Rating Agencies.

(c) Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized or permitted by this Agreement and that all conditions precedent have been satisfied and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

(d) Notwithstanding Sections 8.01(a) through (c), or anything to the contrary in this Agreement, the Servicer and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Commission, the Indenture Trustee and the Rating Agencies but without the consent of the Commission, the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating Charge Payments as a result of changes to the Servicer’s current computerized customer information system, including changes which would replace the remittances contemplated by the estimation procedures set forth in Annex I with remittances of Charge Collections determined to have been actually received, or to address the manner of presenting Charges on the Bills of Customers; provided that any such amendment shall not, as evidenced by an Officer’s Certificate of the Seller delivered to the Issuer and the Indenture Trustee, have a material adverse effect on the Holders of then Outstanding Bonds.

(e) It shall not be necessary for the consent of Holders pursuant to this Article to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(f) Any Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets), upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer and other documents necessary and advisable in the judgment of counsel delivering such opinion.

(g) KPSC Condition.

(i) With respect to the Commission’s consent to any amendment or modification to this Agreement, at least 15 days prior to the effectiveness of any such amendment, the Servicer may submit the amendment to the Commission by delivering to the Commission’s Executive Director a written request for such consent, which request shall contain:

(A) a reference to Case No. 2023-00159;

(B) a statement as to the possible effect of the amendment on Ongoing Financing Costs;

(C) an Officer’s Certificate stating that the proposed amendment has been approved by all relevant parties to this Agreement; and

(D) a statement identifying the person to whom the Commission or its staff is to address its consent to the proposed amendment or modification or request additional time.

(ii) If the Commission or the Commission’s Executive Director, within 15 days (subject to extension as provided in clause (g)(iii)) of receiving a notification complying with subparagraph (g)(i), shall have delivered to the office of the person specified in clause (g)(i)(D) a written statement that the Commission might object to the proposed amendment or modification, then, subject to clause (g)(iv) below, such proposed amendment or modification shall not be effective unless and until either (A) the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification or (B) the Commission is conclusively deemed to not have any objection pursuant to clause (g)(iv) below; or

(iii) If the Commission or the Commission’s Executive Director, within 15 days of receiving a notification complying with subparagraph (g)(i), shall have delivered to the office of the person specified in clause (g)(i)(D) a written statement requesting an additional amount of time not to exceed 30 days in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the Commission shall have delivered to the office of the person specified in clause (g)(i)(D) a written statement as described in subparagraph (g)(ii), unless and until either (A) the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification or (B) the Commission is conclusively deemed to not have any objection pursuant to clause (g)(iv) below.

(iv) If (A) the Commission or the Commission’s Executive Director, has not delivered written notice that the Commission might object to such proposed amendment or modification within the time periods described in subparagraphs (g)(ii) or (g)(iii) above, whichever is applicable, or (B) the Commission or the Commission’s Executive Director has delivered such written notice but does not within 45 days of the delivery of the notification in (g)(i) above, provide subsequent written notice confirming that it does in fact object and the reasons therefore or advise that it has initiated a proceeding to determine what action it might take with respect to the matter, then the Commission shall be conclusively deemed not to have any objection to the proposed amendment or modification and such amendment or modification may subsequently become effective.

(v) Following delivery of a notice to the Commission by the Servicer under Section 8.01(g)(i) above, the Servicer and Issuer may at any time withdraw from the Commission further consideration of any notification of a proposed amendment or modification.

SECTION 8.02. Maintenance of Accounts and Records.

(a) The Servicer shall maintain accounts and records as to the Cost Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between Charge Payments received by the Servicer and Charge Collections from time to time deposited in the Collection Account.

(b) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Cost Recovery Property and the Charges. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

SECTION 8.03. Notices. Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

(a) in the case of the Servicer, to Kentucky Power Company, at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Telephone: (614) 716-1000, Email: Treasury_Operations_AEP@aep.com;

(b) in the case of the Issuer, to Kentucky Power Cost Recovery LLC, at 1645 Winchester Avenue, Ashland, Kentucky 41101, Attention: Vice President – Regulatory and Finance, Telephone: (606) 929-1488, Email: Treasury_Operations_AEP@aep.com;

(c) in the case of the Indenture Trustee to the Corporate Trust Office;

(d) in the case of the Commission, to Kentucky Public Service Commission, P.O. Box 615, 211 Sower Boulevard, Frankfort, Kentucky 40602-0615, Telephone: (502) 564-3940, Email: psced@ky.gov;

(e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 24th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email), and solely for purposes of Rating Agency Condition communications: abscormonitoring@moodys.com;

(f) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to Standard & Poor’s in writing by email); or

(g) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

SECTION 8.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the Basic Documents, the Commission (for the benefit of the Customers), the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Cost Recovery Property or Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order or pursuant to this Agreement may be asserted or exercised only by the Commission (or by an authorized designee in the name of the Commission) for the benefit of such Customer.

SECTION 8.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each party hereto agrees that this Agreement may be electronically signed, that any digital or electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement may be made by facsimile, email or other electronic transmission.

SECTION 8.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF KENTUCKY, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.10. Assignment to Indenture Trustee. (a) The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and (b) in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered by Issuer pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 8.11. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer shall not, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

SECTION 8.12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 8.13. Rule 17g-5 Compliance. The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Bonds or undertaking credit rating surveillance of the Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

SECTION 8.14. Commission Authority. The Commission also shall be a third-party beneficiary of this Servicing Agreement for the benefit of Kentucky Power’s Customers. In this capacity, so long as an event constituting a Servicer Default has occurred and is continuing, the Commission shall be authorized to declare a Servicer Default under this Servicing Agreement.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

KENTUCKY POWER COST RECOVERY LLC, as Issuer

By:	/s/ Matthew D. Fransen
Name: Matthew D. Fransen Title: Vice President and Treasurer

KENTUCKY POWER COMPANY, as Servicer

By:	/s/ Matthew D. Fransen
Name: Matthew D. Fransen Title: Vice President and Treasurer

ACKNOWLEDGED AND ACCEPTED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith Title: Vice President

Signature Page to

Servicing Agreement

EXHIBIT A

MONTHLY SERVICER’S CERTIFICATE

See Attached.

EXHIBIT A

Remittance Dates

Monthly Servicer’s Certificate

(to be delivered each month pursuant to Section 3.01(b)(i) of the Servicing Agreement)

KENTUCKY POWER COST RECOVERY LLC

Kentucky Power Company, as Servicer

Pursuant to the Servicing Agreement dated as of June 12, 2025 (the “Servicing Agreement”) between Kentucky Power Company, as Servicer, and Kentucky Power Cost Recovery LLC, as Issuer, the Servicer does hereby certify as follows:

Collection Period:

Remittance Dates:

Revenue Class	a. Charges in Effect	b. Billed Charges	c. Estimated Collections of Charge Payments
Total

Collection Period:

Revenue Class	d. Estimated Collections of Charge Payments Total	e. Actual Collections of Charge Payments	f. Remittance Shortfall for this Collection Period	g. Excess Remittance for this Collection Period	h. Shortfall / (Excess) Interest	i. Total Shortfall / (Excess) Interest
Total

j. Daily remittances previously made by the Servicer to the Collection Account in respect of this Collection Period (c):

k. The amount to be remitted by the Servicer to the Collection Account for this Collection Period is (c + i):

l. If (k>j), (k-j) equals net amount due from the Servicer to the Collection Amount:

m. If (j>k), (j-k) equals net amount due to the Servicer from the Collection Amount:

Capitalized terms used herein have their respective meanings set forth in the Servicing Agreement.

EXHIBIT A

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate the day of

KENTUCKY POWER COMPANY, as Servicer

Name:
Title:

EXHIBIT A

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

Pursuant to Section 4.01(c)(ii) of the Servicing Agreement, dated as of June 12, 2025 (the “Servicing Agreement”), between, KENTUCKY POWER COMPANY, as Servicer, and KENTUCKY POWER COST RECOVERY LLC, as Issuer, the Servicer does hereby certify, for the ________, 20__ Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used herein have their respective meanings as set forth in the Indenture (as defined in the Servicing Agreement). References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods: ____ to ______

Payment Date: _____________

Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

i.	Remittances for the ___ Collection Period	$_________

ii.	Remittances for the ___ Collection Period	$_________

iii.	Remittances for the ___ Collection Period	$_________

iv.	Remittances for the ___ Collection Period	$_________

v.	Remittances for the ___ Collection Period	$_________

vi.	Remittances for the ___ Collection Period	$_________

vii.	Investment Earnings on Collection Account

	viii. Investment Earnings on Capital Subaccount ix. Investment Earnings on Excess Funds Subaccount x. Investment Earnings on General Subaccount	$_________ $_________ $_________

xi.	General Subaccount Balance (sum of i through x above)	$_________

xii.	Excess Funds Subaccount Balance as of Prior Payment Date	$_________

xiii.	Capital Subaccount Balance as of Prior Payment Date	$_________

xiv.	Collection Account Balance (sum of xii through xiii above)	$_________

Outstanding Amounts of as of Prior Payment Date:

Aggregate Outstanding Amount of all Bonds:	$__________

EXHIBIT B

Required Funding/Payments as of Current Payment Date:

Principal	Principal Due
For all Bonds:	$__________

Interest	Interest Rate	Days in Interest Period[1]	Principal Balance	Interest Due
For all Bonds:				$__________

	Required Level	Funding Required
ix. Capital Subaccount

Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture

i. Trustee Fees and Expenses; Indemnity Amounts[2]	$_____________

ii. Servicing Fee	$_____________

iii. Administration Fee; Independent Manager Fee	$_____________

iv. Operating Expenses	$_____________

v. Periodic Interest (including any past-due for prior periods)	$_____________

	Aggregate	Per $1,000 of Original Principal Amount
	$_____________	$_____________
vi. Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date		$___________

	Aggregate	Per $1,000 of Original Principal Amount
	$_____________	$_____________

[1]	On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.
[2]	Subject to $100,000 cap per annum.

EXHIBIT B

vii. Periodic Principal			$___________
	Aggregate	Per $1,000 of Original Principal Amount
	$_____________	$_____________

viii. Other unpaid fees, expenses and indemnity amounts owed to the Indenture Trustee	$_____________

viii. Other unpaid Operating Expenses	$_____________

viii. Funding of Capital Subaccount (to required level)	$_____________

ix. Return on Invested Capital released to Kentucky Power	$_____________

x. Deposit to Excess Funds Subaccount	$_____________

xi. Released to Issuer upon Retirement of all Bonds	$_____________

xii. Aggregate Remittances as of Current Payment Date	$_____________

Subaccount Withdrawals as of Current Payment (if applicable, pursuant to Section 8.02(f) of Indenture):

i.	Excess Funds Subaccount	$_____________

ii.	Capital Subaccount	$_____________

iii.	Total Withdrawals	$_____________

Outstanding Amount and Collection Account Balance as of Current Payment Date

(after giving effect to payments to be made on such Payment Date):

Aggregate Outstanding Amount of all Bonds:	$_____________

Excess Funds Subaccount Balance	$_____________

Capital Subaccount Balance	$_____________

Aggregate Collection Account Balance	$_____________

EXHIBIT B

Shortfalls in Interest and Principal Payments as of Current Payment Date

i.	Semi-annual Interest Payment	$_____________

ii.	Semi-annual Principal Payment	$_____________

Shortfalls in Required Subaccount Levels as of Current Payment Date

ii.	Capital Subaccount	$_____________

EXHIBIT B

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer’s Certificate this __ day of __________.

KENTUCKY POWER COMPANY, as Servicer

By:
Name: Title:

EXHIBIT B

EXHIBIT C-1

REGULATION AB ANNUAL COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the duly elected and acting ~~[~~__________~~]~~ of ~~[~~KENTUCKY POWER COMPANY~~]~~, as servicer (the “Servicer”) under the Servicing Agreement dated as of June 12, 2025 (the “Servicing Agreement”) between the Servicer and Kentucky Power Cost Recovery LLC (the “Issuer”) and further that:

1. The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Sponsor’s annual report on Form 10-K Report (such fiscal year, the “Assessment Period”):

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Not applicable; documents do not require a fidelity bond or errors and omissions policy.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable

Cash Collection and Administration

1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days after receipt, or such other number of days specified in the transaction agreements.

Applicable

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable

1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Applicable, but no current assessment required; no advances by the Servicer are permitted under the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Applicable, but no current assessment is required since transaction accounts are maintained by the Securities Intermediary and in the name of the Indenture Trustee

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

Applicable, but no current assessment required; all “custodial accounts” are maintained by the Securities Intermediary.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Applicable; assessment below.

Investor Remittances and Reporting

1122(d)(3)(i)

Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by Indenture Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Cost Recovery Property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

Applicable; assessment below.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (securitized surcharge) is not an interest bearing instrument.

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicable; assessment below

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Applicable; limited assessment below. Servicer actions governed by the Financing Order and Commission regulations.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; securitized surcharges are not interest bearing instruments.

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

Not applicable.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not applicable; Servicer does not make payments on behalf of obligors.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3. To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K. ~~[~~If not true, include description of any material instance of noncompliance.~~]~~

4. A registered public accounting firm has issued an attestation report on the undersigned’s assessment of compliance with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K.

Executed as of this ______________ day of _________________, ____.

~~[~~KENTUCKY POWER COMPANY~~]~~

By:
Name: Title:

EXHIBIT C-1

EXHIBIT C-2

CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that he/she is the duly elected and acting [__________] of [NAME OF SERVICER], as servicer (the “Servicer”) under the Servicing Agreement dated as of June 12, 2025 (the “Servicing Agreement”) between the Servicer and Kentucky Power Cost Recovery LLC, as issuer (the “Issuer”), and further that:

1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended ~~[~~________~~]~~, ~~[    ]~~ has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2. To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended ~~[~~________~~]~~,~~[~~ _____~~]~~, except as set forth on Annex A hereto.

Executed as of this ______________ day of _________________, ____.

~~[~~NAME OF SERVICER~~]~~

By:
Name: Title:

EXHIBIT C-2

ANNEX A

TO CERTIFICATE OF COMPLIANCE

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended ~~[~~__________~~]~~:

Nature of Default	Status

Annex A to Exhibit C-2

SCHEDULE 4.01(a)

EXPECTED AMORTIZATION SCHEDULE(1)

OUTSTANDING PRINCIPAL BALANCE

Semi-Annual Payment Date	Tranche A
Closing Date	$477,749,000
3/1/2026	468,775,848
9/1/2026	461,767,534
3/1/2027	454,573,640
9/1/2027	447,189,252
3/1/2028	439,609,325
9/1/2028	431,828,682
3/1/2029	423,842,007
9/1/2029	415,643,845
3/1/2030	407,228,596
9/1/2030	398,590,511
3/1/2031	389,723,689
9/1/2031	380,622,074
3/1/2032	371,279,448
9/1/2032	361,689,429
3/1/2033	351,845,467
9/1/2033	341,740,837
3/1/2034	331,368,636
9/1/2034	320,721,779
3/1/2035	309,792,993
9/1/2035	298,574,813
3/1/2036	287,059,576
9/1/2036	275,239,415
3/1/2037	263,106,256
9/1/2037	250,651,811
3/1/2038	237,867,573
9/1/2038	224,744,808
3/1/2039	211,274,552
9/1/2039	197,447,604
3/1/2040	183,254,518
9/1/2040	168,685,599
3/1/2041	153,730,895
9/1/2041	138,380,191
3/1/2042	122,623,000
9/1/2042	106,448,559
3/1/2043	89,845,818
9/1/2043	72,803,437
3/1/2044	55,309,774
9/1/2044	37,352,878
3/1/2045	18,920,484
9/1/2045	—

(1)	Totals may not add up due to rounding.

ANNEX I

1

ANNEX I

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:

SECTION 1. DEFINITIONS.

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Servicing Agreement (the “Agreement”).

(b) Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Applicable MDMA” means with respect to each Customer, the meter data management agent providing meter reading services for that Customer’s account.

“Billed Charges” means the amounts of Charges billed by the Servicer.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

SECTION 2. DATA ACQUISITION.

(a) Installation and Maintenance of Meters. The Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer at least once every Billing Period.

(b) Meter Reading. At least once each Billing Period, the Servicer shall obtain usage measurements from the Applicable MDMA for each Customer; provided, however, that the Servicer may estimate any Customer’s usage determined in accordance with applicable Commission Regulations.

(c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

SECTION 3. REVENUE AND BILL CALCULATION.

The Servicer (a) for determining revenue from each Customer, shall obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable Commission Regulations) at least once each Billing Period; and (b) shall determine therefrom each Customer’s individual Charges to be included on Bills issued by it to such Customer for billing such Customer.

ANNEX I

2

SECTION 4. BILLING.

The Servicer shall implement the Charges as of the Closing Date and shall thereafter bill each Customer for the respective Customer’s outstanding current and past due Charges accruing through the date on which the Charges may no longer be billed under the Charge Rider, all in accordance with the following:

(a) Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer for such Customers’ Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies prior to the effectiveness of any such modification; provided, however, that the Servicer may not make any modification that will materially adversely affect the Holders.

(b) Format.

(i) Each Bill issued by the Servicer shall contain the charge corresponding to the respective Charges owed by such Customer for the applicable Billing Period. The Servicer shall comply with the requirements of the Financing Order and Charge Rider with respect to the identification of Charges on Bills to ensure that each Customer’s bill contains: (a) the portion of Charges applicable to the applicable Revenue Class and, (b) a separate line item including both the base rate of the customer’s electricity and the amount of the Charge, and that both (a) and (b) are present and identifiable on the Customer’s Bill, as required by Section 4.01(c)(iii)(B) of the Servicing Agreement.

(ii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers in accordance with, if applicable, the Financing Order, Charge Rider, other tariffs and any other Commission Regulations. To the extent that Bill format, structure and text are not prescribed by the Act, or by applicable Commission Regulations, the Servicer shall, subject to clause (i) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c) Delivery. The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

SECTION 5. CUSTOMER SERVICE FUNCTIONS.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

ANNEX I

3

SECTION 6. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

(a) Collection Efforts, Policies, Procedures.

(i) The Servicer shall use reasonable efforts to collect all Billed Charges from Customers as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A) The Servicer shall prepare and deliver overdue notices to Customers in accordance with applicable Commission Regulations and Servicer Policies and Practices.

(B) The Servicer shall apply late payment charges to outstanding Customer balances in accordance with applicable Commission Regulations and as required by the Financing Order.

(C) In circumstances where the Servicer is allowed to bill Customers directly, the Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable Commission Regulations and Servicer Policies and Practices.

(D) The Servicer shall adhere to and carry out disconnection policies in accordance with the Act, the Financing Order, applicable Commission Regulations and the Servicer Policies and Practices.

(E) The Servicer may employ the assistance of collection agents to collect any past-due Charges in accordance with applicable Commission Regulations and Servicer Policies and Practices and the Charge Rider.

(F) The Servicer shall apply Customer deposits to the payment of delinquent accounts in accordance with applicable Commission Regulations and Servicer Policies and Practices and according to the priorities set forth in Section 6(b)(ii), (iii), (iv) and (v) of this Annex I.

(ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in this Agreement to the contrary, the Servicer is authorized to write off any Billed Charges, in accordance with its Servicer Policies and Practices, that have remained outstanding for one hundred eighty (180) days or more.

(iii) The Servicer shall accept payment from Customers in respect of Billed Charges in such forms and methods and at such times and places as it accepts for payment of its own charges.

(b) Payment Processing; Allocation; Priority of Payments.

(i) The Servicer shall post all payments received in respect of the Billed Charges to the applicable Customer accounts as promptly as practicable, and, in any event, substantially all such payments shall be posted in no event later than the third (3rd) Business Day after such payments are received by Servicer.

ANNEX I

4

(ii) Subject to clause (iii) below, the Servicer shall apply payments received to each Customer’s account in proportion to the charges contained on the outstanding Bill to such Customer.

(iii) So long as the Intercreditor Agreement is in effect, the Servicer shall allocate, or cause to the allocated, amounts owed to the Issuer and to the other recipients of remittances described therein in accordance with the terms of the Intercreditor Agreement. Any amounts collected by the Servicer that represent partial payments of, (A) if the Intercreditor Agreement remains in effect, the portion of the Bill allocable to Charges pursuant to the terms of the Intercreditor Agreement, or (B) otherwise, the total Bill to a Customer, in each case shall be allocated as follows: (1) first to amounts owed to the Issuer, the Servicer and any other affiliate of the Servicer which is owed “securitized surcharges” as defined in Section 278.670(20) of the Act and other fees and charges (excluding any late fees), regardless of age, pro rata in proportion to their respective percentages of the total amount of their combined outstanding charges on such Bill or applicable portion thereof, as applicable; then (2) all late charges shall be allocated to the Servicer; provided that penalty payments owed on late payments of Charges shall be allocated to the Issuer in accordance with the terms of the Charge Rider.

(iv) The Servicer shall hold all over-payments for the benefit of the Issuer and Kentucky Power and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) as such charges become due.

(v) For Customers on a Budget Billing Plan, the Servicer shall treat Charge Payments received from such Customers as if such Customers had been billed for their respective Charges in the absence of the Budget Billing Plan; partial payment of a Budget Billing Plan payment shall be allocated according to clause (iii) and overpayment of a Budget Billing Plan payment shall be allocated according to clause (iv).

(c) Accounts; Records.

The Servicer shall maintain accounts and records as to the Cost Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Cost Recovery Property and the amounts from time to time remitted to the Collection Account in respect of the Cost Recovery Property and (ii) to permit the Charge Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of Charge Collections commingled with the Servicer’s funds may be properly identified and traced.

(d) Investment of Charge Payments Received.

(i) Prior to each Daily Remittance, the Servicer may invest Charge Payments received as permitted by applicable Commission Regulations. So long as the Servicer complies with its obligations under Section 6(c) of this Annex I, neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

ANNEX I

5

(ii) The economic benefit of any Servicer interest earnings on such Charge Payments prior to remittance of those collections to the Indenture Trustee, and the Collection Account shall automatically be credited to the benefit of Customers, without the need for any further Commission action, through the Material Remittance Investment Earnings reconciliation process. In furtherance of the foregoing, any Material Remittance Investment Earnings shall be added to the applicable monthly reconciliation amounts remitted to the Indenture Trustee pursuant to Section 6.11(c) for the benefit of the Issuer to reduce amounts collected from the Charges.

(e) Calculation of Daily Remittance.

(i) For purposes of calculating the Daily Remittance, (i) all Billed Charges shall be deemed to be collected the same number of days after billing as is equal to the Weighted Average Days Outstanding then in effect and (ii) the Servicer will, on each Servicer Business Day, remit to the Indenture Trustee for deposit in the Collection Account an amount equal to the product of the applicable Billed Charges multiplied by one hundred percent less the system wide charge-off percentage used by the Servicer to calculate the most recent Periodic Billing Requirement. Such product shall constitute the amount of Estimated Collections for such Servicer Business Day. Pursuant to Section 6.11(c) of this Agreement, commencing no later than July 25, 2025, the Servicer shall calculate in each Monthly Servicer’s Certificate the amount of Actual Collections for the immediately preceding calendar month as compared to the Estimated Collections forwarded to the Collection Account in respect of such calendar month. No Excess Remittance shall be withdrawn from the Collection Account if such withdrawal would cause the amounts on deposit in the General Subaccount or the Excess Funds Subaccount to be insufficient for the payment of the next installment of interest or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date on the Bonds.

(ii) In accordance with Section 4.01(b) of this Agreement, the Servicer shall, in a timely manner so as to perform all required calculations under such Section 4.01(b), update the Weighted Average Days Outstanding and the system-wide charge-off percentage in order to be able to calculate the Periodic Billing Requirement for the next True-Up Adjustment and to calculate any change in the Daily Remittances for the next Calculation Period.

(iii) The Servicer and the Issuer acknowledge that, as contemplated in Section 8.01(d) of this Agreement, the Servicer may make certain changes to its current computerized customer information system, which changes, when functional, would affect the Servicer’s method of calculating the Charge Payments estimated to have been received by the Servicer during each Collection Period as set forth in this Annex I. Should these changes to the computerized customer information system become functional during the term of this Agreement, the Servicer shall notify Issuer of any proposed change at least 30 days prior to the effective date of such change and the Servicer and the Issuer agree that they shall review the procedures used to calculate the Charge Payments estimated to have been received in light of the capabilities of such new system and shall amend this Annex I in writing to make such modifications and/or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; provided, however, that the Servicer may not make any modification or substitution that will materially adversely affect the Holders. As soon as practicable, and in no event later than sixty (60) Servicer Business Days after the date on which all Customer accounts are being billed under such new system, the Servicer shall notify in writing the Issuer, the Indenture Trustee, the Rating Agencies and the Commission of the same.

ANNEX I

6

(iv) All calculations of collections, each update of the Weighted Average Days Outstanding or system-wide charge off percentage and any changes in procedures used to calculate the Estimated Collections pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (iii) above or any change in procedures pursuant to clause (iii) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the Closing Date utilizing the initial procedures.

(f) Remittances.

(i) The Issuer has caused to be established the Collection Account in the name of the Indenture Trustee pursuant to the Indenture.

(ii) The Servicer shall make remittances to the Collection Account in accordance with Section 6.11 of the Agreement.

(iii) In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer and the Rating Agencies not later than five (5) Business Days from the effective date of such change.

ANNEX I

7